Exhibit 10.13

ZAPATA COMPUTING HOLDINGS INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of              , 202     between Zapata Computing Holdings Inc., a Delaware corporation (the “Company”), and                  (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities; given current market conditions and trends, such insurance may be available to the Company in the future only at higher premiums and with more exclusions; and at the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”) require the Company to provide indemnification of the officers and directors of the Company; Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”); and the Certificate of Incorporation, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve or continue to serve as a director or an officer without adequate protection, and the Company desires Indemnitee to serve in such capacity; and Indemnitee is willing to serve or continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified in accordance with the terms hereof;

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer of the Company on the date hereof, the parties hereto agree as follows:

1.    Indemnity of Indemnitee.

(a)    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of such person’s Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant (as a witness, deponent or otherwise) in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines, excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement) actually and reasonably incurred by such person, or on such person’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. If (i) Indemnitee has or had a Corporate Status with respect to an Enterprise (as hereinafter defined) that is an employee benefit plan and (ii) Indemnitee acts in good faith and in a manner Indemnitee reasonably believes to be in the interest of the participants and beneficiaries of the employee benefit plan, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

(b)    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of such person’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or any court in which such Proceeding was brought shall determine that such indemnification may be made.

(c)    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was or is, by reason of such person’s Corporate Status, a party to or participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, such person shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by such person or on such person’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed, to the fullest extent permitted by law, to be a successful result as to such claim, issue or matter.

2.    Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf if, by reason of such person’s Corporate Status, such person is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Section 2 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8 hereof) to be unlawful.

3.    Contribution.

(a)    Whether or not the indemnification provided in Sections 1 and 2 hereof is available in whole or in part for any reasons whatsoever, in respect of any threatened, pending or completed action, suit or proceeding in which any Enterprise is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes (and shall cause any Enterprise it controls to waive and relinquish) any right of contribution it may have against Indemnitee. Without the prior consent of the Indemnitee, the Company shall not enter into (and shall cause any Enterprise it controls not to enter into) any settlement of any action, suit or proceeding in which any Enterprise is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee without any admission of liability or other wrongdoing on the part of Indemnitee.

(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgments, penalties, fines, excise taxes or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in any threatened, pending or completed action, suit or proceeding in which any Enterprise is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf and paid or payable by Indemnitee in proportion to the relative benefits received by the Enterprise and all directors, officers, employees, agents and fiduciaries of the Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Enterprise and all directors, officers, employees, agents and fiduciaries of the Enterprise other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, penalties, fines, excise taxes or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Enterprise and all directors, officers, employees, agents and fiduciaries of the Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees, to the fullest extent permissible under applicable law, to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by directors, officers, employees, agents or fiduciaries of any Enterprise, other than Indemnitee, who may be jointly liable with Indemnitee with respect to such a claim.

(d)    To the fullest extent permissible under applicable law and without diminishing or impairing the obligations of the Company set forth in the preceding subparagraphs of this Section 3, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, penalties, fines, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Enterprise (and its directors, officers, employees, agents and fiduciaries other than Indemnitee) and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Enterprise (and its directors, officers, employees, agents and fiduciaries other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).

4.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of such person’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, such person shall be indemnified against all Expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

5.    Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free and not conditioned on Indemnitee’s ability to repay such advances. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10.

6.    Procedures for Notification and Defense of Claim.

(a)    Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses promptly after the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company in accordance with this Section 6(a) will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights hereunder, except to the extent that such failure or delay materially prejudices the Company.

(b)    If the Company may be obligated to make any indemnity or advance Expenses in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or Expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and Expenses of Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and the Company shall have received a written opinion addressed to the Company supporting such determination from qualified legal counsel, or (iii) the Company shall not have retained, within sixty (60) days after receipt of Indemnitee’s written notice of the Proceeding, or shall not continue to retain, counsel to defend such Proceeding. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s own expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which the foregoing clause (ii) shall apply.

(c)    Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as the Company shall reasonably request.

(d)    The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(e)    The Company shall not settle any Proceeding (or any part thereof) in a manner that imposes any penalty or liability on Indemnitee not paid by the Company without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

7.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee hereunder; provided, however, that if any such failure actually prejudices the Company’s rights, the Company will be relieved of liability only to the extent of such prejudice. The Company will be entitled to participate in the Proceeding at its own Expense.

(b)    Upon receipt of a written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods (which shall be at the election of the Board), provided that a Change of Control shall not have occurred: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company. If a Change of Control shall have occurred, a determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) and (ii) the final disposition of the Proceeding relating to such request, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 8(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion to establish by clear and convincing evidence that Indemnitee is not so entitled. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)    Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the directors, officers, employees, agents or fiduciaries of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 7(e) shall not be deemed to be exclusive or limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion to establish by clear and convincing evidence that Indemnitee did not satisfy the applicable standard of conduct.

(f)    If the person, persons or entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after the later of (1) the receipt by the Company of the request for indemnification pursuant to Section 7(a) and (2) the final disposition of the Proceeding relating to such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requests such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within ninety (90) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within seventy-five (75) days after having been so called and such determination is made thereat.

(g)    Indemnitee shall cooperate promptly, reasonably and in good faith with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, suit or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, suit or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that such person’s conduct was unlawful.

8.    Remedies of Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(b) of this Agreement within ninety (90) days after the later of (1) the receipt by the Company of the request for indemnification pursuant to Section 7(a) and (2) the final disposition of the Proceeding relating to such request, (iv) payment of indemnification is not made pursuant to Section 1(c) or 4 or the last sentence of Section 7(g) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor and reasonable evidence thereof, (v) payment of indemnification or contribution is not made pursuant to Sections 1(a), 1(b), 2 and 3 of this Agreement within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or contribution or such determination is deemed to have been made pursuant to Section 7 of this Agreement, or (vi) the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided hereunder, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware of Indemnitee’s entitlement to such indemnification, contribution or advancement rights. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)    In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(b).

(c)    If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by such person in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under the Certificate of Incorporation, the Bylaws or this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be provided to the Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after receipt by the Company of a written request therefor and reasonable evidence thereof) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under the Certificate of Incorporation, the Bylaws or this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.    Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)    The rights of indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, Bylaws, a vote of stockholders, a resolution of directors of the Company, or otherwise. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any person serving in such capacity. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability or similar insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise subject to indemnification or contribution hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)    The Company’s obligation to indemnify, make contributions for or advance Expenses hereunder to Indemnitee for serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, contribution or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

10.    Exceptions to Rights of Indemnification and Contribution. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or contribution in connection with any claim made against Indemnitee:

(a)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or contribution provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity or contribution provision; or

(b)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law; or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities, as required in each case under the Exchange Act (including any such reimbursements that may arise from an accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)    except as provided in Section 8(e) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against any Enterprise or its directors, officers, employees, agents, fiduciaries or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Proceeding arises in connection with any mandatory counterclaim or cross-claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) such Proceeding is brought to establish or enforce a right to indemnification, advancement of Expenses, or contribution under this Agreement.

11.    Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall have any potential liability in any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of Indemnitee’s Corporate Status, whether or not such person is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, advancement of Expenses or contribution can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.    Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company or as an officer, director, employee, agent or fiduciary of another Enterprise.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that nothing in this Agreement shall affect any rights Indemnitee may have under the Certificate of Incorporation or Bylaws or under applicable laws.

(c)    Except as may be required by law, the Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

14.    Definitions. For purposes of this Agreement:

(a)    “Affiliate” of an Entity shall mean any other person or Entity owning, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests of such Entity, or in which such Entity or any such other person or Entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

(b)    “Beneficial Owner” and “Beneficial Ownership” shall have the meanings given to such terms in Rule 13d-3 under the Exchange Act; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner solely by reason of (i) the stockholders of the Company approving a Business Combination or entering into tender or support agreements relating thereto, provided such Business Combination was approved by the Board, or (ii) the Board’s approving a sale of securities by the Company to such Person.

(c)    A “Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)    Acquisition of Stock by Third Party. Any Person acquires Beneficial Ownership, directly or indirectly, of securities representing fifty (50%) or more of the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors, unless (1) the change in percentage Beneficial Ownership of the Company’s securities by such Person results solely from a reduction in the aggregate number or voting power of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Incumbent Directors (as defined below) and such acquisition does not constitute a Change of Control under Section 14(c)(iii);

(ii)    Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), the individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board. The term “Incumbent Director” shall be deemed to (1) include any person who becomes a director of the Company after the beginning of such period if such person’s election or nomination for election as a director of the Company was approved by a vote of at least a majority of the Incumbent Directors on the Board at the time of such vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director of the Company (excluding any Incumbent Director who approved such proxy statement but objected to such nomination at the time of such vote, as reflected in the minutes of the relevant meeting)) and (2) exclude (A) any person initially elected or nominated for election as a director of the Company as a result of an actual or threatened election contest with respect to directors of the Company or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board and (B) any person designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 14(c)(i), 14(c)(iii), 14(c)(iv), or 14(c)(v);

(iii)    Business Combinations. The effective date of a merger, consolidation, exchange of securities, issuance of securities, reorganization, recapitalization or similar form of corporate transaction (or series of such transactions) involving the Company (or any of its Affiliates) and one or more other businesses (a “Business Combination”), unless immediately following such Business Combination:

(1)    the voting securities of the Company outstanding immediately prior to such Business Combination (assuming the exercise, conversion or exchange of all securities then exercisable, convertible or exchangeable for any such voting securities, after giving effect to any acceleration of vesting thereof occurring before or upon such Business Combination) continue to represent (either by remaining outstanding or by being converted into voting securities of either (A) the Entity surviving or resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent Entity that directly or indirectly has Beneficial Ownership of at least a majority of the voting securities eligible to elect directors (or the nearest equivalent) of the Surviving Entity (the “Parent Entity”)) at least a majority of the total voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity)

immediately after such Business Combination (assuming the exercise, conversion or exchange of all securities then exercisable, convertible or exchangeable for any securities having such voting power, after giving effect to any acceleration of vesting thereof occurring before or upon such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the Company among the holders thereof immediately prior to the Business Combination (assuming the exercise, conversion or exchange of all securities then exercisable, convertible or exchangeable for any such voting securities, after giving effect to any acceleration of vesting thereof occurring before or upon such Business Combination);

(2)    no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity, the Parent Entity or an Affiliate of either), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors (or the nearest equivalent) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3)    at least a majority of the members of the board of directors (or the nearest equivalent) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(iv)    Liquidation; Dissolution; Sale. The approval by the Company’s stockholders of a liquidation or the dissolution of the Company or an agreement or series of agreements for the sale, lease or disposition of all or substantially all of the Company’s consolidated assets, other than factoring current receivables or escrows due (or, if such stockholder approval is not required, the approval by the Board of a plan of liquidation or dissolution or a definitive agreement or series of definitive agreements for the sale, lease or disposition such assets); or

(v)    Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(d)    “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, where such person is or was serving in such capacity at the express written request of the Company. Service as a director, officer, employee, agent or fiduciary of any Affiliate of the Company (other than a parent Entity) shall be deemed to be at the express written request of the Company.

(e)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)    “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary. For avoidance of doubt, the term “Enterprise” shall include, in addition to the resulting Entity, any constituent Entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries, so that any person who is or was a director, officer, employee, agent or fiduciary of such constituent Entity, or is or was serving at the request of such constituent Entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving Entity as such person would have with respect to such constituent Entity if its separate existence had continued.

(g)    “Entity” shall mean any corporation, partnership, firm, limited liability company, business trust, association, joint venture, unincorporated organization or other company or business organization or entity.

(h)    “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 8(e) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Certificate of Incorporation, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(i)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and, at the time indemnification is sought by Indemnitee, neither is, nor in the previous five (5) years was, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(j)    “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term “Person” shall exclude (i) the Company, (ii) any Affiliate of the Company, (iii) any Entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of any Entity described in the foregoing clauses (i), (ii) or (iii).

(k)    “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross-claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of such person’s Corporate Status, by reason of any action taken by such person or of any inaction on such person’s part while acting in such Corporate Status; in each case whether or not such person is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of Expenses or contribution can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce such person’s rights under this Agreement.

15.    Service as Officer. If Indemnitee is an officer of the Company, Indemnitee hereby agrees to be identified as an “officer” for purposes of Section 3114(b) of Title 10 of the Delaware Code. The Company acknowledges that, by virtue of the foregoing agreement, Indemnitee shall be an “officer” for purposes of Section 145(c) of the DGCL.

16.    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

17.    Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding on a party unless executed in writing by such party, and no such waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.    Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.

19.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Indemnitee at the address set forth below Indemnitee’s signature hereto and to the Company at:

Zapata Computing Holdings Inc.

100 Federal Street, Floor 20

Boston, Massachusetts 02110

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

20.    Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.    Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action, suit or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action, suit or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, suit or proceeding brought in the Delaware

Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action, suit or proceeding in the manner provided by Section 19 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY

ZAPATA COMPUTING HOLDINGS INC.

By:
Name:
Title:

INDEMNITEE

Signature

Name:
Address:

Email:

[Signature Page to Indemnification Agreement]